Exhibit 10.19

                   AGREEMENT REGARDING SALE OF PREFERRED STOCK

         This Agreement is entered into this 1st day of November, 2000, by and between EdgeAudio.com, Inc. ("EdgeAudio") and Bryan Holbrook ("Holbrook").

                                    RECITALS

         1. Holbrook has contributed capital to EdgeAudio in contemplation of the purchase of 25,000 shares of Series A Preferred Stock of EdgeAudio.

         2. EdgeAudio has prepared and Holbrook has reviewed a Preferred Stock Purchase Agreement related to the contemplated purchase.

         3. Holbrook is willing to execute the Preferred Stock Purchase Agreement subject to the modifications that are set forth below.

         Now therefore, in consideration of Holbrook executing the Preferred Stock Purchase Agreement, the parties agree as follows:

         1. INDEMNITY. EdgeAudio shall indemnify Holbrook to the fullest extent permissible under the Oregon Business Corporation Act, as the same exists or may hereafter by amended, against all expense, liability, and loss (including without limitation attorneys fees) incurred or suffered by Holbrook by reason of or arising from the fact that Holbrook is or was a director or shareholder of the corporation, or is or was serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise, and such indemnification shall continue as to Holbrook after he ceases to be a director, shareholder, officer, manager, partner, trustee, employee, or agent and shall inure to the benefit of Holbrook's heirs, executors, and administrators.

         2. NOTICE OF SECURITIES REGISTRATION FILINGS. EdgeAudio shall notify Holbrook in the event it files a registration statement with the Securities and Exchange Commission on form S-1, S-4 or S-8.

         3. CHANGE OF ADDRESS. The address for notice provided in Section 8.6 of the Preferred Stock Purchase Agreement for EdgeAudio.com, Inc. is changed to the following address:

                           15615 S.W. 74th, Suite 100
                              Tigard, Oregon 97224
                             Facsimile 503-598-8831

         4. ATTORNEY'S FEES. Section 8.7 of the Preferred Stock Purchase Agreement is amended to read as follows to correct several typographical errors:
"If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party shall be entitled to recover its costs and fees, including reasonable attorney's fees, incurred by such party in such suit or action, including any appellate proceeding."

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         5. PAYMENT OF DIVIDENDS. EdgeAudio agrees that without Holbrook's prior written consent it shall pay no dividends (including dividends payable solely in the common stock of the corporation) on any common stock of the corporation until dividends in the total amount of 84 cents per share (as adjusted) on the Series A Stock have been paid or declared and set apart during that fiscal year, and any prior year in which dividends accumulated but remain unpaid.

         6. NONDILUTEABILITY. In accordance with the terms of the business agreement between Holbrook and EdgeAudio, EdgeAudio agrees that in the event it issues options or shares of stock to other parties such as employees, EdgeAudio shall issue additional options or shares to Holbrook at his discretion to prevent dilution of his 20 percent interest in EdgeAudio.

         7. CORRECTION OF CROSS-REFERENCES IN AMENDMENT TO ARTICLES OF INCORPORATION. To correct several incorrect cross-references in Article II of EdgeAudio's amended and restated Articles of Incorporation the following changes shall be made:

         A. Section 2.3.5d(ii)(E)(1) and (2) shall be modified to change the cross-references to Section 2.3.5d(iii)(C) and (D) therein to 2.3.5d(ii)(C) and
(D).

         B. The cross-reference in Section 2.3.5d(iii) to 2.3.5d(iii)(E) shall be changed to reference Section 2.3.5d(ii)(E).

         C. The cross-reference in Section 2.3.5k referring to Section 4.4 shall be modified to refer to Section 2.3.

         8. CORRECTION OF SHAREHOLDER'S AGREEMENT. The following paragraphs of the EdgeAudio Shareholder's Agreement shall be amended to correct typographical errors.

         A. The references in the second paragraph to "common stock" shall be changed to "common and preferred stock".

         B. The reference in Section 3.4 to "paragraph 6" shall be changed to "paragraph 7".

         IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date first written above.


         EdgeAudio.com, Inc.

         By:/s/ Winthrop Jeanfreau                 /s/ Bryan Holbrook
            -----------------------------          -----------------------------
                                                       Bryan Holbrook

         Title:  CEO
               --------------------------


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         TSET, Inc.

         By:
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         Title:    CFO
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